UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2012
Date of Report (Date of earliest event reported)

Cigma Metals Corporation
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-27355
(Commission File Number)

98-0203244
(I.R.S. Employer Identification No.)

c.Velazquez 150
E-28002, Madrid, Spain
(Address of principal executive offices)

+34 609 00 1424
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 24, 2012, Mr. Agustin Gomez de Segura, the Company’s President and Chief Executive Officer and sole member of the Board of Directors of Cigma Metals Corporation (the “Company”); appointed Mr. Antonino Jaramillo and Ms. Michelle Robinson to the Board of Directors, to serve in such capacity until their respective successors shall have been duly appointed and elected, subject to their earlier resignation or removal.

Effective July 25, 2012, Mr. Agustin Gomez de Segura resigned from the Board of Directors and as an officer of the Company. In order to fill the vacancies created by the resignation, the Board of Directors appointed Mr. Antonino Jaramillo, President, Chief Executive Officer and Chief Financial Officer, to serve in such capacity until his successor shall have been duly appointed and elected, subject to his earlier resignation or removal.

The resignation of Mr. Gomez de Segura was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Antonino Jaramillo

Mr. Jaramillo has practiced corporate law and civil procedure in Madrid, Spain since 2001. He received his Master’s in Legal Practice (MAJ) from the Instituto de Empresa in 2001, his Master’s in Business Administration, specializing in Accounting and Finance (FEA) from the Centro de Estudios Financieros in 2000 and his Masters in Banking and Finance from the Institute of Securities Studies in 2000. He received his law degree from the Universidad Complutense de Madrid in 1999. Mr. Jaramillo joined the law firm of MA Abogados in 2009 and specializes in commercial law and civil procedure. From 2001 to 2005 he practiced law for the law firm of Ramon Hermosilla, specializing in corporate law; from 2005 to 2009 he was employed as a legal counsel for Siemens SA Spain in their communications and energy sectors. Mr. Jaramillo was invited to join the Board of Directors and appointed an officer of the Company due to his experience representing public companies with respect to finance, governance and compliance matters and general business development.

Ms. Michelle Robinson

Ms. Robinson is a Geological Engineer, University of British Columbia (B.A.Sc. 1992, M.A.Sc. 1994) and has 21 years of exploration experience in Canada and Latin America.  Prior to moving to Mexico, she authored technical papers on volcanogenic massive sulfide deposits and was the recipient of several awards in the mining industry. Ms. Robinson currently serves as a Director of Zinco Mining Corporation, and has authored NI43-101 technical reports for several clients in the mining industry, including Oro Mining Ltd., August Metal Corp. and Everton Resources.  She is currently the President of Minera Camargo S.A. de C.V. and Minera Croesus S.A. de C.V., both operating mining and exploration companies in Mexico.

SECTION 7. Regulation FD

Item 7.01 Regulation FD Disclosure

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

SECTION 8. Other Events

None

SECTION 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 25, 2012.

Cigma Metals Corporation

By: /s/	Antonino Jaramillo
Name:	Antonino Jaramillo
Title:	President, Chief Executive Officer and Chief Financial Officer